Exhibit 4.1

[FORM OF SENIOR SECURED CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 21(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

Real Goods Solar, Inc.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: April 1, 2016	Original Principal Amount: U.S. $[ ]

FOR VALUE RECEIVED, Real Goods Solar, Inc., a Colorado corporation (the "Company"), hereby promises to pay to [BUYER] or registered assigns (the "Holder") in cash and/or in shares of Common Stock (as defined below) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion, amortization or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), any Installment Date, the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement on the Closing Date (collectively, the "Notes" and such other Senior Secured Convertible Notes, the "Other Notes"). Certain capitalized terms used herein are defined in Section 32.

(1)         PAYMENTS OF PRINCIPAL; PREPAYMENT. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. On the Maturity Date, the Company shall pay to the Holder an amount in cash (excluding any amounts paid in shares of Common Stock on the Maturity Date in accordance with Section 8) representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 27(b)) on such Principal and Interest. The "Maturity Date" shall be April 1, 2019, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

(2)         INTEREST.

(a)          Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on each Installment Date (each, an "Interest Date"). Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock in accordance with Section 8. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount (as defined in Section 3(b)(i)) on each Conversion Date (as defined in Section 3(c)(i)) in accordance with Section 3(c)(i) and/or on each Redemption Date in accordance with the provisions of this Note. From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to eighteen percent (18.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided, that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default; provided, further, that for the purpose of this Section 2, such Event of Default shall not be deemed cured unless and until any accrued and unpaid Interest shall be paid to the Holder, including, without limitation, Interest accrued at the increased rate of eighteen percent (18.0%). The Company shall pay any and all taxes (other than the Holder's income taxes) that may be payable with respect to the issuance and delivery of shares of Common Stock as Interest pursuant to this Section 2.

(b)          Notwithstanding anything herein to the contrary, Interest payable on any Interest Date shall be reduced on a dollar for dollar basis for each dollar received by the Holder since the immediately preceding Interest Date (or, with respect to the first Interest Date hereunder, since the Issuance Date) as a Distribution in accordance with Section 6(a).

(3)         CONVERSION OF NOTES. At any time or times after the Issuance Date, this Note shall be convertible into shares of the Common Stock, on the terms and conditions set forth in this Section 3.

(a)          Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes (excluding any income taxes of the Holder) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)          Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i)          "Conversion Amount" means the sum of (A) the portion of the Principal to be converted, amortized, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges, if any, with respect to such Principal and Interest.

(ii)         "Conversion Price" means, as of any Conversion Date or other date of determination, a price per share equal to the lowest of (w) $0.8033 (the price set forth in this clause (w), the "Fixed Conversion Price"), (x) 85% of the arithmetic average of the five (5) lowest daily Weighted Average Prices of the Common Stock during the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the delivery of the applicable Conversion Notice, (y) 85% of the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the delivery of the applicable Conversion Notice and (z) 85% of the Weighted Average Price of the Common Stock on the Trading Day of the delivery of the applicable Conversion Notice, in each case, subject to adjustment as provided herein. For the avoidance of doubt, all such foregoing determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period; provided, however, that the prices set forth in clauses (x), (y) and (z) shall not be less than the Conversion Floor Price.

(c)          Mechanics of Conversion.

(i)          Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 6:00 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section 3(c)(iii), but without delaying the Company's requirement to deliver shares of Common Stock on the applicable Share Delivery Date (as defined below), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), (A) the Company shall (x) provided that the Conversion Shares are then immediately sold or transferred by the Holder either (1) pursuant to an effective registration statement, (2) pursuant to Rule 144 if the Holder indicates on the applicable Conversion Notice that the shares of Common Stock issuable in connection with such Conversion Notice are being sold contemporaneously by the Holder, or (3) pursuant to Rule 144 without having to comply with the information requirements under Rule 144(c)(1), credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's balance account with the Depository Trust Company ("DTC") through its Deposit Withdrawal At Custodian system or (y) otherwise, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled and (B) in the event a Conversion Floor Price Condition occurs, the Company shall deliver to the Holder the applicable Conversion Cash Amount. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 21(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such Conversion Shares are credited to the Holder's account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be. In the event that the Holder elects to convert a portion of the Principal amount of this Note prior to any applicable Installment Date, the Conversion Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice.

(ii)         Company's Failure to Timely Convert. If the Company shall fail on or prior to the applicable Share Delivery Date to credit the Holder's balance account with DTC (provided that the Holder has initiated an appropriate Deposit/Withdrawal at Custodian) or issue and deliver a certificate to the Holder, as required pursuant to the terms of Section 3(c)(i), for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of any Conversion Amount (a "Conversion Failure"), then the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if the Company shall fail on or prior to the Share Delivery Date to credit the Holder's balance account with DTC (provided that the Holder has initiated an appropriate Deposit/Withdrawal at Custodian) or issue and deliver a certificate to the Holder, as required pursuant to the terms of Section 3(c)(i), for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of any Conversion Amount or on any date of the Company's obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (x) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to credit the Holder's balance account with DTC or issue and deliver such certificate, as required pursuant to the terms of Section 3(c)(i), for the shares of Common Stock to which the Holder is entitled upon the Holder's conversion of the applicable Conversion Amount shall terminate, or (y) promptly honor its obligation to credit the Holder's balance account with DTC or deliver to the Holder a certificate or certificates, as required pursuant to the terms of Section 3(c)(i), for such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price of the Common Stock on the applicable Share Delivery Date. Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iii)        Registration; Book-Entry. The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the Principal amount of the Notes, Interest and Restricted Principal held by such holders (the "Registered Notes"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 20. Notwithstanding anything to the contrary in this Section 3(c)(iii), a Holder may assign any Note or any portion thereof to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a "Related Party Assignment"); provided, that (w) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (x) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale, (y) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the "Related Party Register") comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register and (z) such assignment is completed in compliance with the 1933 Act. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing any Control Account Release (as defined in Section (17)(b)(ii)), the Principal, Interest and Late Charges, and any, conversions thereof, and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) or Control Account Release and the dates of such conversions, payments and/or Control Account Release (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv)        Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from the Holder and one or more holders of Other Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of this Note and such Other Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from the Holder and each holder of Other Notes electing to have this Note or the Other Notes converted on such date a pro rata amount of each such holder's portion of this Note and such Other Notes submitted for conversion based on the Principal amount of this Note and the Other Notes submitted for conversion on such date by such holder relative to the aggregate Principal amount of this Note and all Other Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 26.

(v)         Mandatory Conversion at the Company's Election. If at any time from and after the Issuance Date, no Equity Conditions Failure has occurred during the Equity Conditions Measuring Period relating to the applicable Mandatory Conversion (as defined below), the Company shall have the right to require the Holder and all, but not less than all, holders of Other Notes to convert all, or any portion equal to at least $1,000,000 in the aggregate for all Notes, or such lesser amount that is then outstanding under this Note and the Other Notes, as designated in the applicable Mandatory Conversion Notice on the applicable Mandatory Conversion Date (each as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (a "Mandatory Conversion"). The Company may exercise its right to require conversion under this Section 3(c)(v) by delivering within not more than five (5) Trading Days following the end of the relevant Equity Conditions Measuring Period a written notice thereof by facsimile or electronic mail and overnight courier to the Holder and all, but not less than all, of the holders of Notes and the Transfer Agent (a "Mandatory Conversion Notice" and the date the Holder and all the holders of the Other Notes receive such notice is referred to as a "Mandatory Conversion Notice Date"). Each Mandatory Conversion Notice shall be irrevocable. Each Mandatory Conversion Notice shall (i) state (a) the Trading Day on which the Mandatory Conversion shall occur, which Trading Day shall not be less than ten (10) Trading Days nor more than twelve (12) Trading Days following the Mandatory Conversion Notice Date (the "Mandatory Conversion Date"), (b) the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Mandatory Conversion from the Holder and all of the holders of the Other Notes pursuant to this Section 3(c)(v) (and analogous provisions under the Other Notes) and (c) the number of shares of Common Stock to be issued to the Holder on the Mandatory Conversion Date and (ii) certify that there has been no Equity Conditions Failure on any day during the period beginning on the first day of the Equity Conditions Measuring Period prior to the applicable Mandatory Conversion Notice Date through the applicable Mandatory Conversion Notice Date. If the Company confirmed that there was no such Equity Conditions Failure as of the applicable Mandatory Conversion Notice Date but an Equity Conditions Failure occurs between such Mandatory Conversion Notice Date and any time through the applicable Mandatory Conversion Date (the "Mandatory Conversion Interim Period"), the Company shall provide the Holder and each holder of Other Notes a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during such Mandatory Conversion Interim Period, then such Mandatory Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Conversion Amount subject to such Mandatory Conversion and the Holder shall be entitled to all the rights of a holder of this Note with respect to such Conversion Amount. The Company may effect only one (1) Mandatory Conversion under the Notes during any six (6) month period; provided, however, that if Section 3(d) prevents the Company from effecting in full the Mandatory Conversion of the full aggregate Conversion Amount of this Note which the Company has elected to be subject to Mandatory Conversion from the Holder as set forth in the applicable Mandatory Conversion Notice (the "Aggregate Mandatory Conversion Amount" and the amount not so converted, the "Mandatory Conversion Shortfall Amount"), the Company may from time to time effect one or more additional Mandatory Conversions (each, a "Supplemental Mandatory Conversion") in accordance with the terms of this Section 3(c)(v), including, without limitation, the absence of any Equity Conditions Failure during the Equity Conditions Measuring Period relating to the applicable Supplemental Mandatory Conversion, in order to effect the Mandatory Conversion of the Mandatory Conversion Shortfall Amount so long as the aggregate Conversion Amount of this Note subject to a Mandatory Conversion (including any related Supplemental Mandatory Conversions) in any six (6) month period shall not exceed the Aggregate Mandatory Conversion Amount as set forth in the applicable Mandatory Conversion Notice for such period. Notwithstanding anything to the contrary in this Section 3(c)(v), until a Mandatory Conversion has occurred, the Conversion Amount subject to such Mandatory Conversion may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Sections 3(c)(i) and/or 7(c). All Conversion Amounts converted by the Holder after a Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Note required to be converted on the applicable Mandatory Conversion Date, unless the Holder otherwise indicates in the applicable Conversion Notice. If the Company elects to cause a Mandatory Conversion pursuant to this Section 3(c)(v), then it must simultaneously take the same action in the same proportion with respect to the Other Notes. If the Company elects to cause a Mandatory Conversion pursuant to this Section 3(c)(v) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall effect a Mandatory Conversion of a Conversion Amount from each of the holders of the Notes equal to the product of (i) the aggregate Conversion Amount of Notes which the Company has elected to be subject to a Mandatory Conversion pursuant to this Section 3(c)(v), multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by such holder of outstanding Notes and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by all holders holding outstanding Notes (such fraction with respect to each holder is referred to as its "Mandatory Conversion Allocation Percentage", and such amount with respect to each holder is referred to as its "Pro Rata Mandatory Conversion Amount"); provided, however, that in the event that any holder's Pro Rata Mandatory Conversion Amount exceeds the outstanding Principal amount of such holder's Note, then such excess Pro Rata Mandatory Conversion Amount shall be allocated amongst the remaining holders of Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Mandatory Conversion Allocation Percentage and Pro Rata Mandatory Conversion Amount.

(d)          Limitations on Conversions.

(i)          Beneficial Ownership. Notwithstanding anything herein to the contrary, the Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the "Maximum Percentage") of the number of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d)(i). For purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 3(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

(ii)         Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock pursuant to the terms of this Note, and the Holder shall not have the right to receive pursuant to the terms of this Note any shares of Common Stock, if the issuance of such shares of Common Stock would exceed that aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of the Notes without breaching the Company's obligations under the rules or regulations of the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (i) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued in the aggregate, pursuant to the terms of the Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the Principal amount of Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Purchaser, the "Exchange Cap Allocation"). In the event that the Holder shall sell or otherwise transfer any of the Holder's Notes, the transferee shall be allocated a pro rata portion of the Holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder's Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder. In the event that the Company is prohibited from issuing any Conversion Shares for which a Conversion Notice has been received as a result of the operation of this Section 3(d)(ii) at any time from and after the earlier of (x) the Shareholder Meeting Deadline and (y) the date on which the Company holds the Shareholder Meeting (as defined in the Securities Purchase Agreement), then unless the Holder elects to void such conversion, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable attempted conversion, cash by wire transfer of immediately available funds, in exchange for cancellation of the applicable portion of the Conversion Amount that is subject to such Conversion Notice, which cash amount for each share of Common Stock that would have been issuable upon such conversion if this Section 3(d)(ii) were not in effect shall be equal to the Weighted Average Price of the Common Stock on the applicable Conversion Date.

(4)         RIGHTS UPON EVENT OF DEFAULT.

(a)          Event of Default. Each of the following events shall constitute an "Event of Default":

(i)          (A) the suspension from trading or quotation on an Eligible Market for a period of two (2) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) or failure of the Common Stock to be listed or quoted on an Eligible Market;

(ii)         the Company's (A) failure to cure a Conversion Failure or an Exercise Failure (as defined in the Warrants), other than solely as a result of the Holder's actions or omissions, by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Date or the date a holder of Warrants delivers an Exercise Notice (as defined in the Warrants) and the applicable Aggregate Exercise Price (as defined in the Warrants), if any, to the Company or (B) notice, written or oral, to the Holder or any holder of the Other Notes or the Warrants, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of this Note or any Other Notes into, or exercise of the Warrants for, shares of Common Stock that is tendered in accordance with the provisions of this Note, the Other Notes or the Warrants, as applicable, other than pursuant to Section 3(d) (and analogous provisions under the Other Notes and the Warrants);

(iii)        at any time following the fifth (5th) consecutive Business Day that the Holder's Authorized Share Allocation (as defined in Section 11(a)) is less than 200% of the sum of (A) the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note determined based on the Equity Conditions Conversion Price (without regard to any limitations on conversion set forth in Section 3(d) or otherwise) and (B) the number of shares of Common Stock that the Holder would be entitled to receive upon exercise in full of the Holder's Warrants (without regard to any limitations on exercise set forth in the Warrants);

(iv)        the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges, Redemption Price or other amounts when and as due under this Note or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party whether in Common Stock or cash, except, in the case of a failure to pay Interest and/or Late Charges when and as due, in which case only if such failure continues for a period of at least an aggregate of three (3) Business Days;

(v)         any default, which is not cured or waived during any applicable cure period, under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries other than with respect to this Note or any Other Notes;

(vi)        without limiting the generality of the Event of Default set forth in clause (vi) above, any "Event of Default" as such term is defined in the Permitted Senior Loan Agreement, which results in the Permitted Senior Lender's acceleration prior to maturity of such Permitted Senior Indebtedness;

(vii)       the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(viii)      a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(ix)         a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(x)          other than as specifically set forth in another clause of this Section 4(a), the Company or any of its Subsidiaries breaches, in any respect that is adverse in any material or immaterial respect to the Holder, any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least an aggregate of seven (7) Business Days;

(xi)         any breach or failure in any respect to comply with Section 15 of this Note;

(xii)        the Company shall fail to perform or comply with any covenant or agreement contained in any Master Control Account Agreement (as defined in Section 17(b)(i)) and such failure shall continue beyond any cure periods expressly set forth therein;

(xiii)       any material provision of any Master Control Account Agreement shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof shall be contested by any party thereto (other than the Holder), or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Master Control Account Agreement;

(xiv)      any Master Control Account Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (as defined in Section 17(b)) in favor of the Holder or holder of Other Notes on such holder's Master Control Account Collateral (as defined in Section 17(b)(iii)), as applicable purported to be covered thereby;

(xv)       any bank at which any deposit account, blocked account, lockbox account or other account of the Company or any Subsidiary which is subject to the terms of the Master Control Account Agreement shall fail to comply with any material term of the Master Control Account Agreement;

(xvi)      any material damage to, or loss, theft or destruction of, any Master Control Account Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

(xvii)     a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred;

(xviii)    the Company's failure for any reason after the date that is six (6) months immediately following the Issuance Date to satisfy the current public information requirement under Rule 144(c) of the 1933 Act; provided, however, that if (A) the Company filed a Form 12b-25 within the applicable deadline imposed by Rule 12b-25 under the 1934 Act (or any successor thereto) with respect to any Quarterly Report on Form 10-Q or any Annual Report on Form 10-K and (B) the Company subsequently files such Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, with the SEC within the applicable period provided in Rule 12b-25 under the 1934 Act, then such late filing of such report shall not be considered an Event of Default hereunder;

(xix)       if as of the applicable date of determination the shares of Common Stock issuable pursuant to the terms of the Notes and/or exercise of the Warrants are eligible to be resold by the Holder either (a) pursuant to an effective registration statement in favor of the Holder, (b) pursuant to Rule 144 without having to comply with Rule 144(c)(1), or (c) pursuant to Rule 144 and the Holder has indicated on a Conversion Notice that it is selling the Conversion Shares pursuant to Rule 144 while the Company is in compliance with the requirements of Rule 144(c)(1) contemporaneously with such conversion, the failure of such shares of Common Stock issuable pursuant to the terms of the Notes and/or such Warrant, as applicable, to be issued and delivered to the Holder without any restrictive legends;

(xx)        any Material Adverse Effect occurs; or

(xxi)       any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)          Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within two (2) Business Days deliver written notice thereof via facsimile or electronic mail and overnight courier (an "Event of Default Notice") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an "Event of Default Redemption") all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b), by (II) the lowest Conversion Price in effect during such period (the "Event of Default Redemption Price"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Event of Default Redemption Notice. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(5)         RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)          Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders, such approval not to be unreasonably withheld, conditioned or delayed, prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the Principal amount and the Interest Rate of the Notes then outstanding held by such holder, having similar conversion rights and having similar ranking and security to the Notes, and reasonably satisfactory to the Required Holders. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term "Company" under this Note (so that from and after the date of such Fundamental Transaction, each and every provision of this Note referring to the "Company" shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Note with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Note, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common capital stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Note) to the Holder in exchange for this Note a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Note and convertible for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the "Successor Capital Stock") equivalent (as set forth below) to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall be equal to the greater of (I) the quotient of (A) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash ("Non-Cash Consideration"), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 26 with the term "Non-Cash Consideration" being substituted for the term "Conversion Price") that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of this Note) (the "Aggregate Consideration") divided by (B) the per share Closing Sale Price of such corresponding Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (II) the product of (A) the Aggregate Consideration and (B) the highest exchange ratio pursuant to which any shareholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be reasonably satisfactory to the Holder, and with an identical conversion price to the Conversion Price hereunder (such adjustments to the number of shares of capital stock and such conversion price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Note that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the conversion of this Note prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5(a) shall apply similarly and equally to successive Fundamental Transactions. Notwithstanding the foregoing, the Holder may elect, in its sole discretion, by delivery of written notice to the Company, to waive this Section 5(a) and allow the Company to enter into or be a party to a Fundamental Transaction without the assumption of this Note pursuant to the provisions of this Section 5(a), provided, however, that any such waiver shall only be on the terms of such waiver and bind the Holder with respect to this Note and not any holder of Other Notes.

(b)          Redemption Right. No sooner than twenty-five (25) days nor later than twenty (20) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a "Change of Control Notice"). At any time during the period beginning on the earlier to occur of (x) any oral or written agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) the Holder becoming aware of a Change of Control and (z) the Holder's receipt of a Change of Control Notice and ending twenty-five (25) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem (a "Change of Control Redemption") all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice, by (II) the lowest Conversion Price in effect during such period (the "Change of Control Redemption Price"). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to shareholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Change of Control Redemption Notice. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(6)         DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)          Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "Distributions"), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)          Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(c)          Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon conversion of this Note at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of this Note prior to such Corporate Event (but not in lieu of such items still issuable under Sections 6(a) and 6(b), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Note been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion of this Note). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events.

(7)         RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)          Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c)          Event of Default Conversion Price. At any time from and after the occurrence of an Event of Default and continuing after such occurrence until the date that is twenty (20) Trading Days immediately following the date such Event of Default is cured or waived in writing by the Holder and all holders of Other Notes, the Holder may at any time and from time to time, at the Holder's option, deliver one or more Conversion Notices to the Company indicating the Holder's election to convert (each, an "Event of Default Conversion", and the date of such Event of Default Conversion, each, an "Event of Default Conversion Date") all, or any part of, the Conversion Amount then outstanding hereunder or required to be paid to the Holder hereunder (whether payable in cash or shares of Common Stock) (such portion of the Conversion Amount subject to such Event of Default Conversion, the "Event of Default Conversion Amount") into shares of Common Stock at the applicable Event of Default Conversion Price in lieu of the Conversion Price then in effect. On any Event of Default Conversion Date, the Holder may voluntarily convert any Event of Default Conversion Amount pursuant to Section 3(c) (with "Event of Default Conversion Price" replacing "Conversion Price" for all purposes hereunder with respect to such Event of Default Conversion) by designating in the Conversion Notice delivered pursuant to this Section 7(c) of this Note that the Holder is electing to use the Event of Default Conversion Price for such conversion according to this Section 7(c) by checking the box "Event of Default Conversion Price" on the applicable Conversion Notice. The Company shall be required to, on or prior to the applicable Share Delivery Date: (A) honor such Event of Default Conversions by delivering shares of Common Stock pursuant to the terms and conditions set forth in Section 3(c), but based on a Conversion Price equal to the Event of Default Conversion Price and (B) in the event a Conversion Floor Price Condition occurs, the Company shall deliver to the Holder the applicable Event of Default Conversion Cash Amount. In the event that the Holder elects to convert pursuant to this Section 7(c), the Principal amount of the Notes so converted shall be deducted from the final Installment Amounts to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice(s). If the Company receives a notice from any holder of Notes seeking conversion pursuant to this Section 7(c), the Company will promptly notify all other holders of Notes in writing that a holder of Notes is seeking such conversion and setting forth the Event of Default Conversion Amount, the Event of Default Conversion Date and the Event of Default Conversion Price.

(8)         COMPANY CONVERSION OR REDEMPTION.

(a)          General. On each applicable Installment Date, provided there has been no Equity Conditions Failure, the Company shall pay to the Holder of this Note the Installment Amount due on such date by converting all or some of such Installment Amount into Common Stock, in accordance with this Section 8 (a "Company Conversion"); provided, however, that the Company may, at its option following notice to the Holder as set forth below, pay the Installment Amount by redeeming such Installment Amount in cash (a "Company Redemption") or by any combination of a Company Conversion and a Company Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8. On or prior to the date which is the twenty-sixth (26th) Trading Day prior to each Installment Date (each, an "Installment Notice Due Date"), the Company shall deliver written notice (each, a "Company Installment Notice" and the date the Holder and all of the holders of the Other Notes receive such notice is referred to as the "Company Installment Notice Date"), to the Holder and each holder of the Other Notes which Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of the Holder's Note shall be converted to Common Stock in whole or in part pursuant to a Company Conversion (such amount to be converted, the "Company Conversion Amount") or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Notes, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption and (2) specify the portion (including Interest and Late Charges, if any, on such amount and Interest) which the Company elects or is required to redeem pursuant to a Company Redemption (such amount to be redeemed, the "Company Redemption Amount") and the portion (including Interest and Late Charges, if any, on such amount and Interest, if any) that is the Company Conversion Amount, which amounts, when added together, must at least equal the applicable Installment Amount and (ii) if the Installment Amount is to be paid, in whole or in part, in Common Stock pursuant to a Company Conversion, certify that the Equity Conditions have been satisfied as of the Company Installment Notice Date. Each Company Installment Notice shall be irrevocable. If the Company does not timely deliver a Company Installment Notice in accordance with this Section 8, then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and shall be deemed to have certified that the Equity Conditions in connection with any such conversion on the Company Installment Notice Date and Installment Date have been satisfied. The Company shall convert and/or redeem the applicable Installment Amount of this Note pursuant to this Section 8 and the corresponding Installment Amounts of the Other Notes pursuant to the corresponding provisions of the Other Notes in the same ratio of the Installment Amount being converted and/or redeemed hereunder. The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the Company Redemption Amount shall be redeemed in accordance with Section 8(c). Notwithstanding anything herein to the contrary, in the event of any partial conversion or redemption of this Note, the Principal amount converted or redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice or Redemption Notice, as applicable.

(b)          Mechanics of Company Conversion. If the Company delivers a Company Installment Notice and confirms, or is deemed to have confirmed, in whole or in part, a Company Conversion in accordance with Section 8(a), then (1) on the third (3rd) Trading Day immediately following the delivery of the Company Installment Notice on the applicable Company Installment Notice Date (such date, the "Initial Pre-Installment Conversion Shares Date"), (A) the Company shall, or shall direct the Transfer Agent to, credit the Holder's account with DTC for a number of shares of Common Stock (the "Initial Pre-Installment Conversion Shares") equal to the quotient of (x) the Company Conversion Amount as of the applicable Installment Date divided by (y) the Initial Company Pre-Installment Conversion Price then in effect and (B) in the event a Conversion Floor Price Condition occurs, the Company shall deliver to the Holder the applicable Conversion Initial Pre-Installment Floor Amount, (2) in addition, in the event the Holder delivers an Acceleration Notice (as defined in Section 8(e)) at least three (3) Trading Days prior to the applicable Installment Date, on the Trading Day immediately following the Holder's delivery of such Acceleration Notice to the Company (such date, the "Additional Pre-Installment Conversion Shares Date"), (A) the Company shall, or shall direct the Transfer Agent to, credit the Holder's account with DTC for a number of shares of Common Stock (the "Additional Pre-Installment Conversion Shares" and together with the Initial Pre-Installment Conversion Shares, the "Pre-Installment Conversion Shares") equal to the quotient of (x) the Accelerated Amount(s) (as defined in Section 8(e)) set forth in such Acceleration Notice divided by (y) the Additional Company Pre-Installment Conversion Price then in effect and (B) in the event a Conversion Floor Price Condition occurs, the Company shall deliver to the Holder the applicable Conversion Additional Pre-Installment Floor Amount and (3) on the applicable Installment Date, (A) the Company shall, or shall direct the Transfer Agent to, credit the Holder's account with DTC for an additional number of shares of Common Stock, if any, equal to the Installment Balance Conversion Shares and (B) in the event a Conversion Floor Price Condition occurs, the Company shall deliver to the Holder the applicable Conversion Balance Floor Amount; provided, that the Equity Conditions have been satisfied (or waived in writing by the Holder) on each day during the period commencing on such Company Installment Notice Date through the applicable Installment Date. On the second (2nd) Trading Day immediately after the end of the applicable calculation period, the Company shall deliver a notice setting forth the calculation of the Installment Balance Conversion Shares (and the calculation of the component parts of such calculation) to the Holders. If an Event of Default occurs during the period from any Company Installment Notice Date through the applicable Installment Date, then, at the option of the Holder indicated in writing to the Company, either (i) the Holder shall return to the Company all, or any part, of the Pre-Installment Conversion Shares previously delivered to the Holder in connection with the applicable Installment Date or (ii) the Conversion Amount used to calculate the applicable Event of Default Redemption Price shall be reduced by the product of (x) the number of Pre-Installment Conversion Shares previously delivered to the Holder in connection with the applicable Installment Date multiplied by (y) the Company Conversion Price relating to the applicable Installment Date. All Pre-Installment Conversion Shares and Installment Balance Conversion Shares shall be fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share). If the Equity Conditions are not satisfied as of the Company Installment Notice Date, then unless the Company has elected to redeem such Installment Amount, the Company Installment Notice shall indicate that unless the Holder waives the Equity Conditions, the Installment Amount shall be redeemed for cash. If the Company confirmed (or is deemed to have confirmed by operation of Section 8(a)) the conversion of the applicable Company Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Company Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 8(a)) but an Equity Conditions Failure occurred between the applicable Company Installment Notice Date and any time through the applicable Installment Date (the "Interim Installment Period"), the Company shall provide the Holder a subsequent notice to that effect. If the Equity Conditions are not satisfied (or waived in writing by the Holder) during such Interim Installment Period, then at the option of the Holder designated in writing to the Company, the Holder may require the Company to do either one of the following: (i) the Company shall redeem all or any part designated by the Holder of the Company Conversion Amount (such designated amount is referred to as the "First Redemption Amount") on such Installment Date and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 110% of such First Redemption Amount or (ii) the Company Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such amount of the Company Conversion Amount; provided, however, that the Conversion Price for such unconverted Company Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (B) the Company Conversion Price as in effect on the date on which the Holder delivers a Conversion Notice relating thereto. If the Company fails to redeem any First Redemption Amount on or before the applicable Installment Date by payment of such amount on the applicable Installment Date, then the Holder shall have the rights set forth in Section 12(a) as if the Company failed to pay the applicable Company Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(iv)). Notwithstanding anything to the contrary in this Section 8(b), but subject to the limitations set forth in Section 3(d), until the Company credit the Holder's account with DTC for the shares of Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice. Notwithstanding anything herein to the contrary, if, with respect to any Installment Date, the number of Pre-Installment Conversion Shares delivered to the Holder exceeds the number of Post-Installment Conversion Shares with respect to such Installment Date, then the number of shares of Common Stock equal to such excess shall constitute a credit, at the option of the Holder, against the number of shares of Common Stock to be issued to the Holder either (x) in any conversion of this Note pursuant to Section 3(c)(i) as selected by the Holder or (y) on the last Installment Date hereunder.

(c)          Mechanics of Company Redemption. If the Company elects a Company Redemption in accordance with Section 8, then the Company Redemption Amount which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash (the "Company Installment Redemption Price") equal to 100% of the Company Redemption Amount. If the Company fails to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then at the option of the Holder designated in writing to the Company (any such designation shall be deemed a "Conversion Notice" pursuant to Section 3(c) for purposes of this Note), (i) the Holder shall have the rights set forth in Section 12(a) as if the Company failed to pay the applicable Company Installment Redemption Price and all other rights as a Holder of Notes (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(iv)) and (ii) the Holder may require the Company to convert all or any part of the Company Redemption Amount at the Company Conversion Price as in effect on the applicable Installment Date; provided, however, that upon payment of such Company Redemption Amount during the applicable cure period provided by Section 4(a)(iv), such Event of Default shall be considered cured. Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Company Installment Redemption Price (together with any interest thereon) is paid in full, the Company Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice.

(d)          Deferred Installment Amount. Notwithstanding any provision of this Section 8 to the contrary, the Holder may at any time or times, at its option and in its sole discretion, deliver a written notice to the Company no later than the Business Day immediately prior to any Installment Date electing to have the payment of all or any portion of an Installment Amount payable on such Installment Date deferred (such amount(s) deferred, the "Deferral Amount") until any subsequent Installment Date selected by the Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, the Installment Amount to be paid on such subsequent Installment Date and such Deferral Amount shall continue to accrue Interest hereunder. Any notice delivered by the Holder pursuant to this Section 8(d) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.

(e)          Accelerated Installment Amount. Notwithstanding any provision of this Section 8 to the contrary, regardless of whether the Company elected to pay the Installment Amount payable on the applicable Installment Date in shares of Common Stock pursuant to a Company Conversion or in cash pursuant to a Company Redemption, the Holder may at any time or times, at its option and in its sole discretion, deliver a written notice to the Company (an "Acceleration Notice") no later than the third (3rd) Business Day immediately prior to the applicable Installment Date, electing to have the payment of all or any portion of any or all Installment Amount(s) scheduled to be paid on future Installment Dates after the applicable Installment Date accelerated (such amount(s) accelerated, the "Accelerated Amount(s)") to be paid on the applicable Installment Date, in which case, such Accelerated Amount(s) shall be added to, and become part of, the Installment Amount payable on such applicable Installment Date and shall be payable in Common Stock pursuant to a Company Conversion either by (x) including such Accelerated Amount(s) in the Company Conversion Amount for the applicable Installment Date in the event the Company elected to pay the Installment Amount scheduled to be paid on the applicable Installment Date, in whole or in part, in Common Stock pursuant to a Company Conversion or (y) creating a Company Conversion Amount for such Accelerated Amount(s) in the event the Company elected, or is required pursuant to the provisions of this Section 8, to pay the Installment Amount scheduled to be paid on the applicable Installment Date, in whole or in part, in cash pursuant to a Company Redemption; provided, however, that in the event that the Holder delivers one or more Acceleration Notices relating to an applicable Installment Date, the aggregate of the Accelerated Amounts specified in all Acceleration Notices with respect to such Installment Date shall not be greater than four (4) times the Installment Amount payable on such applicable Installment Date, such that the amount payable on such Installment Date may equal up to five (5) times the Installment Amount. For the avoidance of doubt, the Holder may accelerate the Installment Amount payable on an applicable Installment Date pursuant to this Section 8(e) with respect to one or more Installment Dates hereunder. Any notice delivered by the Holder pursuant to this Section 8(e) shall set forth (i) the Accelerated Amount(s) and (ii) the date that such Accelerated Amount should have been paid if not for the Holder's right to accelerate such Installment Amount(s) pursuant to this Section 8(e). Notwithstanding anything herein to the contrary, in no event shall the Company be required to pay any Accelerated Amount(s) in cash. To the extent the Holder delivers an Acceleration Notice at a time that the Holder is aware of an Equity Conditions Failure, the Holder shall be deemed to have waived such Equity Conditions Failure with respect to any Accelerated Amount set forth in such Acceleration Notice.

(f)          Blocker Notice; Designated Specified Amounts. Notwithstanding the foregoing, if (i) the Company has elected to effect an Company Conversion pursuant to this Section 8 with respect to the applicable Installment Date, (ii) the Company is permitted pursuant to this Section 8 to effect such Company Conversion on such Installment Date if not for the Equity Condition set forth in clause (iv) of such definition and (iii) prior to such Installment Date the Holder has delivered (via facsimile or otherwise) to the Company a written notice (a "Blocker Notice") (A) stating that such Company Conversion would result in a violation of Section 3(d)(i) and (B) specifying the portion of the applicable Installment Amount with respect to which such Company Conversion would result in a violation of Section 3(d)(i) if such Company Conversion were effected (such amount so specified is referred to herein as the "Designated Specified Amount"), at the option of the Holder, the Holder may elect to either (x) defer such Designated Specified Amount to a future Installment Date pursuant to Section 8(d) or (y) require the Company to hold the shares of Common Stock issuable to the Holder pursuant to such Company Conversion of the Designated Specified Amount in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation.

(9)         OPTIONAL REDEMPTION AT THE COMPANY'S ELECTION.

(a)     General.     At any time after the Issuance Date, so long as there has been no Equity Conditions Failure during the period beginning on the first day of the applicable Equity Conditions Measuring Period prior to the applicable Company Optional Redemption Notice Date (as defined below) through the applicable Company Optional Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note and the Other Notes (the "Company Optional Redemption Amount") as designated in the applicable Company Optional Redemption Notice on the applicable Company Optional Redemption Date (each as defined below) (a "Company Optional Redemption"). The portion of this Note and the Other Notes subject to redemption pursuant to this Section 9 shall be redeemed by the Company on the applicable Company Optional Redemption Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company at a price equal to the greater of (x) 118% of the Conversion Amount being redeemed and (y) 115% of the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the applicable Company Optional Redemption Notice Date and ending on the applicable Company Optional Redemption Date (each as defined below), by (II) the lowest Conversion Price in effect during such period (the "Company Optional Redemption Price"). The Company may exercise its right to require redemption under this Section 9 by delivering a written notice thereof by facsimile or electronic mail and overnight courier to the Holder and all, but not less than all, of the holders of the Other Notes (the "Company Optional Redemption Notice" and the date all of the holders of the Notes received such notice is referred to as the "Company Optional Redemption Notice Date"). Each Company Optional Redemption Notice shall be irrevocable. Each Company Optional Redemption Notice shall (i) state the date on which the applicable Company Optional Redemption shall occur (the "Company Optional Redemption Date"), which date shall not be less than sixty (60) days nor more than seventy (70) days following the applicable Company Optional Redemption Notice Date and (ii) state the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Company Optional Redemption from the Holder and all of the holders of the Other Notes pursuant to this Section 9(a) (and analogous provisions under the Other Notes) on the applicable Company Optional Redemption Date and (iii) certify that there has been no Equity Conditions Failure during the period beginning on the first day of the applicable Equity Conditions Measuring Period prior to the applicable Company Optional Redemption Date through the applicable Company Optional Redemption Notice Date. If the Company confirmed that there was no such Equity Conditions Failure as of the applicable Company Optional Redemption Notice Date but an Equity Conditions Failure occurs between the applicable Company Optional Redemption Notice Date and any time through the applicable Company Optional Redemption Date (the "Company Optional Redemption Interim Period"), the Company shall provide the Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during such Company Optional Redemption Interim Period, then the applicable Company Optional Redemption shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Optional Redemption Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such amount of the applicable Company Optional Redemption Amount. The Company may not effect more than one (1) Company Optional Redemption during any six (6) month period. Notwithstanding anything to the contrary in this Section 9, until the applicable Company Optional Redemption Price is paid, in full, the applicable Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the applicable Company Optional Redemption Notice Date shall reduce the applicable Company Optional Redemption Amount of this Note required to be redeemed on the applicable Company Optional Redemption Date, unless the Holder otherwise indicates in the applicable Conversion Notice. Company Optional Redemptions made pursuant to this Section 9 shall be made in accordance with Section 12. To the extent redemptions required by this Section 9 are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in a written notice to the Company. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 9, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

(b)          Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption pursuant to Section 9(a), then it must simultaneously take the same action in the same proportion with respect to the Other Notes. If the Company elects to cause a Company Optional Redemption pursuant to Section 9(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require redemption of a Conversion Amount from each of the holders of the Notes equal to the product of (i) the aggregate Company Optional Redemption Amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 9(a), multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by such holder of outstanding Notes and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by all holders holding outstanding Notes (such fraction with respect to each holder is referred to as its "Company Optional Redemption Allocation Percentage", and such amount with respect to each holder is referred to as its "Pro Rata Company Optional Redemption Amount"); provided, however that in the event that any holder's Pro Rata Company Optional Redemption Amount exceeds the outstanding Principal amount of such holder's Note, then such excess Pro Rata Company Optional Redemption Amount shall be allocated amongst the remaining holders of Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Company Optional Redemption Allocation Percentage and Pro Rata Company Optional Redemption Amount.

(10)        NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note and the Other Notes, and (iii) shall, so long as any of this Note and the Other Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note and the Other Notes, the number of shares of Common Stock equal to the Required Reserve Amount (as defined in Section 11(a)) to effect the conversion of the this Note and the Other Notes then outstanding (without regard to any limitations on conversion).

(11)        RESERVATION OF AUTHORIZED SHARES.

(a)          Reservation. The Company shall initially reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for each of this Note and the Other Notes equal to 200% of the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Conversion Amount of each such Note as of the Issuance Date determined utilizing the Equity Conditions Conversion Price. So long as any of this Note and the Other Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note and the Other Notes, the number of shares of Common Stock specified above in this Section 11(a) or such additional number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding utilizing the Equity Conditions Conversion Price then in effect (in each case, without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of this Note and the Other Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the Other Notes based on the Principal amount of this Note and the Other Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer this Note or any of such holder's Other Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the Holder and the remaining holders of Other Notes, pro rata based on the Principal amount of this Note and the Other Notes then held by such holders.

(b)          Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a number of authorized and unreserved shares of Common Stock that is equal to or greater than the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall promptly take all action reasonably necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes and Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its shareholders for the approval of an increase in the number of authorized shares of Common Stock and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. If, upon any conversion of this Note, the Company does not have sufficient authorized shares to deliver in satisfaction of such conversion, then unless the Holder elects to void such attempted conversion, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable attempted conversion, cash by wire transfer of immediately available funds, in exchange for cancellation of the applicable portion of the Conversion Amount that is subject to such Conversion Notice, which cash amount for each share of Common Stock that the Company is unable to deliver pursuant to this Section 11 shall be equal to the highest trading price of the Common Stock in effect at any time during the period beginning on the applicable Conversion Date and ending on the date the Company makes the payment provided for in this sentence.

(12)        REDEMPTIONS.

(a)          Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within three (3) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice (the "Event of Default Redemption Date"). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within three (3) Business Days after the Company's receipt of such notice if such notice is received after the consummation of such Change of Control (such date, the "Change of Control Redemption Date"). The Company shall deliver the applicable Company Installment Redemption Price to the Holder on the applicable Installment Date. The Company shall deliver the applicable Company Optional Redemption Price to the Holder on the applicable Company Optional Redemption Date. The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds pursuant to wire instruction provided by the Holder in writing to the Company on the applicable due date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 21(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 21(d)) to the Holder representing such Conversion Amount to be redeemed and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b)          Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(b), Section 8 or Section 9 or pursuant to equivalent provisions set forth in the Other Notes (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day after its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all Principal, Interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from the Holder and each holder of the Other Notes (including the Holder) based on the Principal amount of this Note and the Other Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(c)          Insufficient Assets. If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible Conversion Amount that it can redeem on such date, pro rata among the Holder and the holders of the Other Notes to be redeemed in proportion to the aggregate Principal amount of this Note and the Other Notes outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to redeem the remaining Conversion Amount of this Note and the Other Notes, the Company shall use such assets, at the end of the then current calendar month, to redeem the balance of such Conversion Amount of this Note and the Other Notes, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such calendar month for any other purpose. Interest on the Principal amount of this Note and the Other Notes that have not been redeemed shall continue to accrue until such time as the Company redeems this Note and the Other Notes. The Company shall pay to the Holder the applicable Redemption Price hereunder unless expressly prohibited by applicable law or unless the payment of the applicable Redemption Price hereunder could reasonably be expected to result in personal liability to the directors of the Company.

(13)        VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

(14)        SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Holder's Master Control Account Agreement.

(15)        RANK. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries.

(16)        NEGATIVE COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their respective terms, the Company shall not, and the Company shall not permit any of its Subsidiaries without the prior written consent of the Required Holders to, directly or indirectly:

(a)          incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness;

(b)          allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens;

(c)          redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note, the Other Notes and the Permitted Senior Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

(d)          redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than this Note and the Other Notes), by way of payment in respect of principal of (or premium, if any) such Indebtedness. For clarity, such restriction shall not preclude the payment of regularly scheduled interest, principal and letter of credit payments or interest or penalties on past-due amounts which may accrue under such Permitted Indebtedness;

(e)          redeem or repurchase its Equity Interest, or permit any Subsidiary to redeem or repurchase its Equity Interests (except on a pro rata basis among all holders thereof) or declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries without in each case the prior express written consent of the Required Holders; provided, however, that this Section 16(e) shall not prohibit the Company from exchanging warrants issued in the Company's February 2015 public offering (the "Existing Warrants") for a number of shares of Common Stock not to exceed 15,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date); provided, further, that the Existing Warrants shall not be amended on or after the Subscription Date.

(f)          make any material change in the nature of its business as described in the Company's most recent Annual Report filed on Form 10-K with the SEC. The Company shall not modify its corporate structure or purpose in any material respect;

(g)          encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens; or

(h)          enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

(17)        AFFIRMATIVE COVENANTS.

(a)          General. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their respective terms, the Company shall, and the Company shall cause each Subsidiary to, directly or indirectly:

(i)          maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing, or with respect to each Subsidiary to maintain and preserve its existence, would not reasonably be expected to have a Material Adverse Effect;

(ii)         maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply in all material respects, and cause each of its Subsidiaries to comply in all material respects, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder;

(iii)        maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its material properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; and

(iv)        maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material Intellectual Property Rights (as defined in the Securities Purchase Agreement) which are necessary in the proper conduct of its business.

(b)          Holder's Master Restricted Account.

(i)          General. The Company shall establish and maintain a bank account for each holder of Notes (collectively, including the Holder's Master Restricted Account, the "Master Restricted Accounts") at Bank of Hawaii (the "Control Account Bank"), which Master Restricted Account applicable to a holder of Notes shall be subject to an account control agreement in the form set forth in Exhibit D to the Securities Purchase Agreement (each, a "Master Control Account Agreement"). On the Issuance Date, the Company shall have directed the Purchasers to deposit an aggregate of $11,250,000 of the aggregate Purchase Prices (as defined in the Securities Purchase Agreement) for all holders of Notes into Master Restricted Accounts.

(ii)         Control Account Release. Upon the occurrence of any Control Account Company Release Event, the Holder shall, as soon as commercially practicable, but in no event later than two (2) Trading Days thereafter, cause the applicable Control Account Release Amount to be released from the Holder's Master Restricted Account and deposited into the bank account of the Company specified in the Master Control Account Agreement (each a "Control Account Company Release"). Upon the occurrence of any Control Account Holder Release Event, the Holder shall be entitled to cause the applicable Control Account Release Amount to be released from the Holder's Master Restricted Account and deposited into the Holder's bank account (each a "Control Account Holder Release" and together with a Control Account Release, a "Control Account Release").

(iii)        Grant of Security Interest. The Company hereby grants and pledges to the Holder a continuing security interest in the Holder's Master Restricted Account, including any and all cash, proceeds, funds, credits, rights and other assets therein or arising therefrom, from time to time, and any additions, dividends, profits and interest in the foregoing and any replacements or substitutions therefore (collectively, the "Master Control Account Collateral") to secure prompt repayment of any and all amounts outstanding hereunder from time to time and to secure prompt performance by the Company of each of its covenants and duties under the Transaction Documents. Such security interest constitutes a valid, first priority security interest in the presently existing Master Control Account Collateral, and will constitute a valid, first priority security interest in later-acquired Master Control Account Collateral. Notwithstanding any filings undertaken related to Holder's rights under the New York Uniform Commercial Code, the Holder's Lien on the Master Control Account Collateral shall remain in effect for so long as any Restricted Principal remains outstanding. Notwithstanding the foregoing, upon any Control Account Release, but solely with respect to such portion of the Restricted Principal hereunder subject to such Control Account Release (each, a "Control Account Release Amount"), the Holder hereby automatically releases any lien hereunder on such Control Account Release Amount.

(iv)        Cash Payment Obligations. Notwithstanding anything herein to the contrary, any redemption or other cash payment obligation of the Company that has then become due hereunder and/or pursuant to any other Transaction Document (each, a "Cash Payment Obligation") due to the Holder, may be satisfied from the Master Control Account Collateral in the Holder's Master Restricted Account (and not any other Master Restricted Account of any holder of Other Notes), including, without limitation, in connection with any Event of Default, Change of Control, Company Installment Redemption or payment due on the Maturity Date, in each case, to the extent there is cash available in such Holder's Master Restricted Account. The Company shall pay to the Holder any Cash Payment Obligation that cannot be satisfied from the Master Control Account Collateral in the Holder's Master Restricted Account in accordance with the applicable provisions of the applicable Transaction Document giving rise to such Cash Payment Obligation. The Company hereby irrevocably consents to the Holder's delivery of an instruction letter to the Control Account Bank to release Master Control Account Collateral to the Holder from the Holder's Master Restricted Account, in each case, in an amount not to exceed any Cash Payment Obligation. For the avoidance of doubt, upon any payment from the Holder's Master Restricted Account of any cash amount due hereunder, any default related to such cash payment shall be deemed cured if made in the applicable cure period, if any, and the Holder shall have no other rights hereunder with respect to such payment of such cash amount.

(v)         Breach of Master Control Account Agreement. If the Control Account Bank breaches any covenant or other term or condition of any Master Control Account Agreement or otherwise fails to promptly comply with the instructions of the Holder in connection with the Master Control Account Collateral, the Holder may, at its option, withdraw the Master Control Account Collateral from the Control Account Bank and hold such Master Control Account Collateral until such time as (x) the Company and the Holder have agreed upon a replacement of the Control Account Bank and (y) an account control agreement similar in form and substance to the Master Control Account Agreement that is reasonably acceptable to the Holder shall have been duly executed by the Company, the Holder and the replacement of the Control Account Bank and a new account shall have been opened. Notwithstanding anything herein to the contrary, if the Company or any of its Subsidiaries receives any of the Master Control Account Collateral in breach of any Master Control Account Agreement (or receives notice from any holder of Notes that an amount was wired to the Company from a Master Restricted Account attributable to such holder of Notes without the proper authorization of such holder of Notes), the Company shall promptly cause such amounts to be returned to such applicable Master Restricted Account.

(18)        VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note or any of the Other Notes. Any change, amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the Other Notes.

(19)        TRANSFER. This Note and any portion hereof may be offered, sold, assigned or transferred by the Holder upon five (5) Business Day prior written notice to the Company and shall be subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, except that no such consent shall be required to offer, sell, assign or transfer this Note (or any portion hereof) to a Purchaser or to an Affiliate of the Holder; provided, however, that any such offer, sale, assignment or transfer shall be subject to the provisions of Section 2(f) of the Securities Purchase Agreement. The shares of Common Stock issued and issuable upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company and, except for such shares sold pursuant to an effective registration statement or pursuant to Rule 144, shall be offered for sale, sold, transferred, pledged or assigned in accordance with Section 2(f) of the Securities Purchase Agreement and subject to Section 2(g) of the Securities Purchase Agreement.

(20)        REISSUANCE OF THIS NOTE.

(a)          Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 21(d) and subject to Section 3(c)(iii)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 21(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 21(d)) representing the outstanding Principal.

(c)          Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 21(d) and in Principal amounts of at least $25,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 21(a) or Section 21(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note, from the Issuance Date.

(21)        REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note; provided, however, that the Holder waives any consequential damages it may suffer for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(22)        PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(23)        CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(24)        FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(25)        DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price or any other calculation under this Note, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days after receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within three (3) Business Days after such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile or electronic mail (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(26)        NOTICES; PAYMENTS.

(a)          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder (i) promptly upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record, as applicable, (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Conversion Notice shall be definitive and may not be disputed or challenged by the Company.

(b)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18.0%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

(27)        CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(28)        WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(29)        GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(30)        Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(31)        DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries. Notwithstanding anything contrary in this Note, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, Affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of Holder and the Company shall not be in breach of the terms of this Note if such material, nonpublic information is not provided to the Holder because no such prior written consent is provided to the Company.

(32)        CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)          "Actual Market Price" means 85% of the lower of (i) the arithmetic average of the five (5) lowest daily Weighted Average Prices of the Common Stock during the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable date of determination and (ii) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the applicable date of determination. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such period.

(d)          "Additional Company Pre-Installment Conversion Price" means, with respect to any Additional Pre-Installment Conversion Shares Date or other applicable date of determination, that price which shall be the lower of (i) the then applicable Conversion Price then in effect and (ii) the Pre-Delivery Market Price as of the applicable Additional Pre-Installment Conversion Shares Date; provided, however, that the Additional Company Pre-Installment Conversion Price shall not be less than the Conversion Floor Price.

(e)          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(f)          "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(g)           "Bloomberg" means Bloomberg Financial Markets.

(h)          "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i)          "Change of Control" means any Fundamental Transaction other than (i) any merger of a wholly-owned Subsidiary of the Company into the Company with the Company being the Successor Entity, (ii) any merger of a wholly-owned Subsidiary of the Company into another wholly-owned Subsidiary of the Company, (iii) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (iv) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company. For the avoidance of doubt, any transaction or series of transaction that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control.

(j)          "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 26. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(k)          "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Notes and the Warrants pursuant to the terms of the Securities Purchase Agreement.

(l)          "Control Account Company Release Event" means, as applicable:

For purposes of this Section 32(l), the following definitions shall apply:

(1)         "Control Account Release Eligibility Date" means the later of (x) the date the Company obtains the Shareholder Approval and (y) the earlier of (I) the date the Initial Registration Statement is declared effective by the SEC and (II) the initial date the shares of Common Stock issuable upon conversion of this Note may be freely sold by the Holder pursuant to Rule 144 of the 1933 Act without any volume limitation by the Holder (or such later date no Public Information Failure, if any, exists).

(2)         "First Maximum Amount" means the Holder Pro Rata Amount of $2,000,000, less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Closing Date.

(3)         "First Non-SEC Event Amount" means, if no SEC Event occurs, the lesser of (1) the Holder Pro Rata Amount of $2,000,000 and (2) the NASDAQ Principal Amount of Note, less, in each case, all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Closing Date.

(4)         "First Release Amount" means a dollar amount equal to the least of (A) the First SEC Event Amount, if applicable, (B) the First Non-SEC Event Amount, if applicable, (C) the First Maximum Amount and (D) the dollar amount available in the Holder's Master Restricted Account.

(5)         "First SEC Event Amount" means, solely if an SEC Event occurs, a dollar amount equal to the lesser of (1) the Registered Principal Amount of Note and (2) the NASDAQ Principal Amount of Note, in each case, less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Closing Date.

(6)         "First Stub Amount" means the difference between the Holder Pro Rata Amount of $2,000,000 and the First Release Amount.

(7)         "Free Tradability Date" means the date all shares of Common Stock issuable upon conversion of this Note may be freely sold by the Holder pursuant to Rule 144 of the 1933 Act without any volume limitation by the Holder (or such later date no Public Information Failure, if any, exists).

(8)         "SEC Event" means that, if the First Initial Scheduled Control Account Company Release Event (as defined in Section 32(l)(iii)) is determined by clause (I) of such definition or if clause (y) of the definition of "Control Account Release Eligibility Date" is determined by clause (I) of such definition, the SEC requires a reduction in the number of Registrable Securities to be registered for resale on behalf of the Holder and the holders of the Other Notes pursuant to the Initial Registration Statement or requires that such Holder or holders be named as underwriters therein without such reduction, such that the Initial Registration Statement declared effective by the SEC fails to register for resale on behalf of the Holder and the holders of the Other Notes all of the shares of Common Stock issuable upon conversion of this Note and the Other Notes (assuming a conversion in full as of such time of determination without regard to any restriction or limitation on conversions contained herein or therein and determined utilizing the Equity Conditions Conversion Price).

(9)         "Second Maximum Amount" means the Holder Pro Rata Amount of $2,000,000, less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the First Scheduled Control Account Company Release Event.

(10)        "Second Non-SEC Event Amount" means, if no SEC Event occurs, the Holder Pro Rata Amount of $2,000,000, less, all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the First Scheduled Control Account Company Release Event.

(11)        "Second Release Amount" means a dollar amount equal to the least of (A) the Second SEC Event Amount, if applicable, (B) the Second Non-SEC Event Amount, if applicable, (C) the Second Maximum Amount and (D) the dollar amount available in the Holder's Master Restricted Account.

(12)        "Second SEC Event Amount" means, solely if an SEC Event occurs, the Registered Principal Amount of Note less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the First Scheduled Control Account Company Release Event.

(13)        "Second Stub Amount" means the difference between the Holder Pro Rata Amount of $2,000,000 and the Second Release Amount.

(14)        "Third Maximum Amount" means the Holder Pro Rata Amount of $1,312,500, less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Second Scheduled Control Account Company Release Event.

(15)        "Third Non-SEC Event Amount" means, if no SEC Event occurs, the Holder Pro Rata Amount of $1,312,500, less, all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Second Scheduled Control Account Company Release Event.

(16)        "Third Release Amount" means a dollar amount equal to the least of (A) the Third SEC Event Amount, if applicable, (B) the Third Non-SEC Event Amount, if applicable, (C) the Third Maximum Amount and (D) the dollar amount available in the Holder's Master Restricted Account.

(17)        "Third SEC Event Amount" means, solely if an SEC Event occurs, the Registered Principal Amount of Note less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Second Scheduled Control Account Company Release Event.

(18)        "Third Stub Amount" means the difference between the Holder Pro Rata Amount of $1,312,500 and the Third Release Amount.

(19)        "Fourth Maximum Amount" means the Holder Pro Rata Amount of $1,312,500, less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Third Scheduled Control Account Company Release Event.

(20)        "Fourth Non-SEC Event Amount" means, if no SEC Event occurs, the Holder Pro Rata Amount of $1,312,500, less, all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Third Scheduled Control Account Company Release Event.

(21)        "Fourth Release Amount" means a dollar amount equal to the least of (A) the Fourth SEC Event Amount, if applicable, (B) the Fourth Non-SEC Event Amount, if applicable, (C) the Fourth Maximum Amount and (D) the dollar amount available in the Holder's Master Restricted Account.

(22)        "Fourth SEC Event Amount" means, solely if an SEC Event occurs, the Registered Principal Amount of Note less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Third Scheduled Control Account Company Release Event.

(23)        "Fourth Stub Amount" means the difference between the Holder Pro Rata Amount of $1,312,500 and the Fourth Release Amount.

(24)        "Fifth Maximum Amount" means the Holder Pro Rata Amount of $1,312,500, less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Fourth Scheduled Control Account Company Release Event.

(25)        "Fifth Non-SEC Event Amount" means, if no SEC Event occurs, the Holder Pro Rata Amount of $1,312,500, less, all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Fourth Scheduled Control Account Company Release Event.

(26)        "Fifth Release Amount" means a dollar amount equal to the least of (A) the Fifth SEC Event Amount, if applicable, (B) the Fifth Non-SEC Event Amount, if applicable, (C) the Fifth Maximum Amount and (D) the dollar amount available in the Holder's Master Restricted Account.

(27)        "Fifth SEC Event Amount" means, solely if an SEC Event occurs, the Registered Principal Amount of Note less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Fourth Scheduled Control Account Company Release Event.

(28)        "Fifth Stub Amount" means the difference between the Holder Pro Rata Amount of $1,312,500 and the Fifth Release Amount.

(29)        "Sixth Maximum Amount" means the Holder Pro Rata Amount of $1,312,500, less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Fifth Scheduled Control Account Company Release Event.

(30)        "Sixth Non-SEC Event Amount" means, if no SEC Event occurs, the Holder Pro Rata Amount of $1,312,500, less, all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Fifth Scheduled Control Account Company Release Event.

(31)        "Sixth Release Amount" means a dollar amount equal to the least of (A) the Sixth SEC Event Amount, if applicable, (B) the Sixth Non-SEC Event Amount, if applicable, (C) the Sixth Maximum Amount and (D) the dollar amount available in the Holder's Master Restricted Account.

(32)        "Sixth SEC Event Amount" means, solely if an SEC Event occurs, the Registered Principal Amount of Note less all Control Account Release Amounts released by the Holder to the Company pursuant to clauses (i) or (ii) of this Section 32(l) since the Fifth Scheduled Control Account Company Release Event.

(33)        "Sixth Stub Amount" means the difference between the Holder Pro Rata Amount of $1,312,500 and the Sixth Release Amount.

(i)          with respect to any Restricted Principal designated to be converted in a Conversion Notice, the Company's receipt of both (A) such Conversion Notice hereunder executed by the Holder in which all, or any part, of the Principal to be converted includes any Restricted Principal and (B) written confirmation by the Holder that the shares of Common Stock issued pursuant to such Conversion Notice have been properly delivered in accordance with Section 3(c) (in each case, as adjusted, if applicable, to reflect the withdrawal of any Conversion Notice, in whole or in part, by the Holder, whether pursuant to Section 3(c)(ii) or otherwise);

(ii)         with respect to any cash amount elected by the Holder, the Company's receipt of a written notice by the Holder electing to effect a voluntary release of cash with respect to any Restricted Principal to the Company;

(iii)        with respect to the First Release Amount, the twentieth (20th) day after the earlier of (I) the date the Initial Registration Statement is declared effective by the SEC and (II) the Free Tradability Date (such release of cash, the "First Scheduled Control Account Company Release Event");

(iv)        with respect to the portion of the First Stub Amount, if any, not exceeding a dollar amount equal to the NASDAQ Principal Amount of Note, less any amounts previously released by the Holder to the Company pursuant to clause (v) below, the second (2nd) Business Day immediately following the initial Free Tradability Date occurring after the First Scheduled Control Account Company Release Event;

(v)         with respect to the portion of the First Stub Amount, if any, not exceeding a dollar amount equal to the Registered Principal Amount of Note, less any amounts previously released by the Holder to the Company pursuant to clause (iv) above, the second (2nd) Business Day immediately following the date the Company obtains the Shareholder Approval after the First Scheduled Control Account Company Release Event;

(vi)        with respect to the Second Release Amount, the ninetieth (90th) day after the earlier of (I) the date the Initial Registration Statement is declared effective by the SEC and (II) the Free Tradability Date, but in no event before the date that is thirty (30) days after the date the Company obtains the Shareholder Approval (such release of cash, the "Second Scheduled Control Account Company Release Event");

(vii)       with respect to the Second Stub Amount, if any, the second (2nd) Business Day immediately following the initial Free Tradability Date occurring after the Second Scheduled Control Account Company Release Event; and

(viii)      with respect to the Third Release Amount, the one hundred sixtieth (160th) day after the Control Account Release Eligibility Date (such release of cash, the "Third Scheduled Control Account Company Release Event");

(ix)         with respect to the Third Stub Amount, if any, the second (2nd) Business Day immediately following the initial Free Tradability Date occurring after the Third Scheduled Control Account Company Release Event;

(x)          with respect to the Fourth Release Amount, the one hundred ninetieth (190th) day after the Control Account Release Eligibility Date (such release of cash, the "Fourth Scheduled Control Account Company Release Event");

(xi)         with respect to the Fourth Stub Amount, if any, the second (2nd) Business Day immediately following the initial Free Tradability Date occurring after the Fourth Scheduled Control Account Company Release Event;

(xii)        with respect to the Fifth Release Amount, the two hundred twentieth (220th) day after the Control Account Release Eligibility Date (such release of cash, the "Fifth Scheduled Control Account Company Release Event");

(xiii)       with respect to the Fifth Stub Amount, if any, the second (2nd) Business Day immediately following the initial Free Tradability Date occurring after the Fifth Scheduled Control Account Company Release Event;

(xiv)      with respect to the Sixth Release Amount, the two hundred fiftieth (250th) day after the Control Account Release Eligibility Date (such release of cash, the "Sixth Scheduled Control Account Company Release Event");

(xv)       with respect to the Sixth Stub Amount, if any, the second (2nd) Business Day immediately following the initial Free Tradability Date occurring after the Sixth Scheduled Control Account Company Release Event;

(xvi)      in the event a Control Account Company Release Event would have occurred if not for the Additional Cash Release Conditions (as defined below) and the Company subsequently cures the failure to satisfy such Additional Cash Release Conditions, with respect to the applicable Control Account Release Amount that should have been released on such Control Account Company Release Event, the (2nd) Business Day immediately following the delivery by the Company to the Holder of a written notice certifying that all the conditions, including, without limitation, the Additional Cash Release Conditions, required to be satisfied with respect to such Control Account Release Event are satisfied and any prior failure to satisfy such conditions has been cured;

provided, in the case of clauses (iii) through (xv) above, that as of such date of determination, (I) no Equity Conditions Failure then exists and (II) the Permitted Senior Indebtedness is no longer outstanding or the maturity thereof is not on a date that is four (4) months or less from the applicable Control Account Company Release Event (clauses (I) and (II) together, the "Additional Cash Release Conditions"); provided, however, that if the number of days between the applicable date of determination and the Issuance Date is less than the number of days necessary in order to determine if an Equity Conditions Failure has occurred, such number of days shall be shortened to the number of days between the applicable date of determination and the Issuance Date.

(m)          "Control Account Holder Release Event" means, as applicable,

(i)          with respect to the entire remaining Restricted Principal as of the applicable date of determination, the date of an Equity Conditions Failure; provided, however, that if the number of days between the applicable date of determination and the Issuance Date is less than the number of days necessary in order to determine if an Equity Conditions Failure has occurred, such number of days shall be shortened to the number of days between the applicable date of determination and the Issuance Date; or

(ii)         with respect to the entire remaining Restricted Principal as of the applicable date of determination, on any date occurring after the date that is six (6) months from the Issuance Date on which date a Public Information Failure exists or is reasonably expected to occur.

(n)          "Control Account Release Amount" means, with respect to any given Control Account Company Release Event or Control Account Holder Release Event, such amount of cash as specified in the applicable clause of the definition of "Control Account Company Release Event" or "Control Account Holder Release Event", as applicable.

(i)          "Common Stock" means (i) the Company's Class A Common Stock, par value $0.0001 per share and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(ii)         "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(o)          "Company Conversion Price" means as of any date of determination, that price which shall be the lower of (i) the Conversion Price then in effect and (ii) the Actual Market Price as of the applicable Installment Date; provided, however, that the Company Conversion Price shall not be less than the Conversion Floor Price.

(p)          "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(q)          "Conversion Additional Pre-Installment Floor Amount" means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (1) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Additional Pre-Installment Conversion Shares Date and (II) the applicable Additional Company Pre-Installment Conversion Price and (2) the difference obtained by subtracting (I) the number of Additional Pre-Installment Conversion Shares delivered to the Holder on the applicable Additional Pre-Installment Conversion Shares Date from (II) the quotient obtain by dividing (x) the applicable Accelerated Amount that the Holder has elected to be the subject of the applicable Company Conversion, by (y) the applicable Additional Company Pre-Installment Conversion Price without giving effect to the proviso of such definition.

(r)          "Conversion Balance Floor Amount" means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (1) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Installment Date and (II) the applicable Company Conversion Price and (2) the difference obtained by subtracting (I) the number of Installment Balance Conversion Shares delivered to the Holder on the applicable Installment Date from (II) the Installment Balance Floor Conversion Shares.

(s)          "Conversion Cash Amount" means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (1) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Conversion Date and (II) the applicable Conversion Price and (2) the difference obtained by subtracting (I) the number of Conversion Shares delivered to the Holder on the applicable Share Delivery Date related to the applicable Conversion Date from (II) the quotient obtain by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Conversion Notice pursuant to Section 3(c), by (y) the applicable Conversion Price without giving effect to the proviso of such definition.

(t)          "Conversion Floor Price" means $0.25.

(u)          "Conversion Floor Price Condition" means that the relevant Conversion Price, Event of Default Conversion Price, Company Conversion Price, Initial Company Pre-Installment Conversion Price or Additional Company Pre-Installment Conversion Price, as applicable, is being determined based on the proviso of such definitions.

(v)         "Conversion Initial Pre-Installment Floor Amount" means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (1) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Initial Pre-Installment Conversion Shares Date and (II) the applicable Initial Company Pre-Installment Conversion Price and (2) the difference obtained by subtracting (I) the number of Initial Pre-Installment Conversion Shares delivered to the Holder on the applicable Initial Pre-Installment Conversion Shares Date from (II) the quotient obtained by dividing (x) the applicable Installment Amount that is the subject of the applicable Company Conversion, by (y) the applicable Initial Company Pre-Installment Conversion Price without giving effect to the proviso of such definition.

(w)          "Conversion Shares" means shares of Common Stock issuable by the Company pursuant to the terms of any of the Notes, including, without limitation, any Principal, Interest and Late Charges so converted, amortized or redeemed.

(x)          "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(y)          "Eligible Market" means the Principal Market, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange, Inc., the OTC Bulletin Board, the OTC QX or the OTC QB.

(z)          "Equity Conditions" means each of the following conditions: (i) either (x) if the event requiring the satisfaction of the Equity Conditions is a Mandatory Conversion, Company Conversion or Company Optional Redemption, all Registration Statements filed and required to be filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Mandatory Conversion, Company Conversion or Company Optional Redemption (in each case, without regard to any restriction or limitation on conversions and determined utilizing the Equity Conditions Conversion Price) requiring the satisfaction of the Equity Conditions or (y) all shares of Common Stock issued and issuable upon exercise of the Warrants (without regard to any restriction or limitation on exercises) and issued and issuable pursuant to the terms of this Note and the Other Notes, including the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Mandatory Conversion, Company Conversion or Company Optional Redemption (without regard to any restriction or limitation on conversions and determined utilizing the Equity Conditions Conversion Price), requiring the satisfaction of the Equity Conditions, shall be issuable without any restrictive legend and eligible for sale without restriction pursuant to Rule 144 without any volume limitation by the Holder and no Public Information Failure exists and without the need for registration under any applicable federal or state securities laws (other than if the Holder becomes an "Affiliate" (as defined in Rule 144 of the 1933 Act) of the Company after the Issuance Date so long as the Company acknowledges and agrees that the Holder is not such an Affiliate of the Company merely by virtue of holding the securities of the Company on the Closing Date subject to a beneficial ownership limitation similar to the beneficial ownership limitation set forth in Section 3(d)(i) set at 4.99% or 9.99%; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been commenced or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market, which has not been cured, provided, that if the Company is still within a cure period allowed by the applicable Eligible Market, this Equity Condition shall not be deemed failed until the lapse of such cure period and the Company's failure to cure such failure; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock pursuant to the terms of this Note and the Other Notes and upon exercise of the Warrants to the holders on a timely basis as set forth in Section 3(c) hereof (and analogous provisions under the Other Notes) and Section 1(a) of the Warrants; (iv) the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Mandatory Conversion or Company Conversion, as applicable, requiring the satisfaction of the Equity Conditions may be issued in full without violating Section 3(d) hereof (and analogous provisions under the Other Notes) (after giving effect to any action pursuant to Section 8(f)) and the rules or regulations of the Principal Market or any other applicable Eligible Market; (v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, (B) an Event of Default, which has not been cured during the applicable cure period, if any, set forth in Section 4(a) or waived in writing by the Holder or (C) an event that with the passage of time or giving of notice would constitute an Event of Default, which has not been cured during the applicable cure period, if any, set forth in Section 4(a) or waived in writing by the Holder; (vii) the Company shall have no knowledge of any fact that would cause the Equity Condition set forth in clause (i) to fail; (viii) during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with and shall not have breached, in any respect that is adverse in any material respect to the Holder, any provision, covenant, representation or warranty of any Transaction Document; (ix) on each day during the Equity Conditions Measuring Period, the Holder shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agent or Affiliates; (x) 200% of the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Mandatory Conversion, Company Conversion, Company Optional Redemption or Control Account Release, as applicable, requiring the satisfaction of the Equity Conditions, as determined utilizing the Equity Conditions Conversion Price, are duly authorized and reserved for issuances pursuant to the terms hereof and listed and eligible for trading on an Eligible Market; (xi) to the extent the Shareholder Meeting Deadline has expired as of the applicable date of determination, the Company shall have obtained the Shareholder Approval on or before the applicable Shareholder Meeting Deadline; (xii) the daily dollar trading volume of the Common Stock as reported by Bloomberg on every Trading Day during the Equity Conditions Measuring Period, except on two (2) such Trading Days, shall be at least $100,000; (xiii) on each Trading Day during the Equity Conditions Measuring Period occurring after the Issuance Date, (A) if the event requiring the satisfaction of the Equity Conditions is a Mandatory Conversion, the arithmetic average of the Weighted Average Price of the Common Stock equals or exceeds 300% of the Fixed Conversion Price in effect as of the applicable date of determination (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date), (B) if the event requiring the satisfaction of the Equity Conditions is a Control Account Release, the Weighted Average Price of the Common Stock equals or exceeds the greater of (x) $0.25 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) and (y) $0.35 and (C) otherwise, the Weighted Average Price of the Common Stock equals or exceeds $0.25 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) and (ix) the Initial Registration Statement registering any Registrable Securities for resale is not declared effective by the SEC on or prior to the date that is four (4) months immediately following the Issuance Date.

(aa)         "Equity Conditions Conversion Price" means a Conversion Price equal to the lowest of (w) the then applicable Conversion Price, (x) the Company Conversion Price, (y) the Initial Company Pre-Installment Conversion Price and (z) the Additional Company Pre-Installment Conversion Price, in each case, as in effect as of the applicable date of determination.

(bb)         "Equity Conditions Failure" means that on any day during the period commencing two (2) Trading Days prior to the applicable date of determination through the applicable date of determination, the Equity Conditions have not each been satisfied (or waived in writing by the Holder).

(cc)         "Equity Conditions Measuring Period" means each day during the period beginning twenty (20) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

(dd)         "Equity Interests" means (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(ee)         "Event of Default Conversion Price" means, with respect to any Event of Default Conversion, that price which shall be the lowest of (i) the Conversion Price then in effect, (ii) 70% of the lowest Weighted Average Price of the Common Stock during the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the date of the applicable Event of Default Conversion (such Weighted Average Prices to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction during such twenty (20) consecutive Trading Day period) and (iii) 70% of the Weighted Average Price of the Common Stock on the date of the applicable Event of Default Conversion; provided, however, that the Event of Default Conversion Price shall not be less than the Conversion Floor Price.

(ff)         "Event of Default Conversion Cash Amount" means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (1) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Event of Default Conversion Date and (II) the applicable Event of Default Conversion Price and (2) the difference obtained by subtracting (I) the number of Conversion Shares delivered to the Holder on the applicable Share Delivery Date related to the applicable Event of Default Conversion Date from (II) the quotient obtain by dividing (x) the applicable Event of Default Conversion Amount that the Holder has elected to be the subject of the applicable Conversion Notice pursuant to Section 7(c), by (y) the applicable Event of Default Conversion Price without giving effect to the proviso of such definition.

(gg)         "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. Notwithstanding anything herein to the contrary, the shares of Common Stock issued in connection with the conversion of the Notes or the exercise of the Warrants shall be excluded for purposes of determining whether a Fundamental Transaction has occurred.

(hh)         "GAAP" means United States generally accepted accounting principles, consistently applied.

(ii)         "Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(jj)         "Holder Pro Rata Amount" means a fraction (i) the numerator of which is the original Principal amount of this Note on the Closing Date and (ii) the denominator of which is $12,000,000.

(kk)         "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(ll)         "Initial Company Pre-Installment Conversion Price" means, with respect to any Company Installment Notice Date or other applicable date of determination, that price which shall be the lower of (i) the then applicable Conversion Price then in effect and (ii) the Pre-Delivery Market Price as of the applicable Initial Pre-Installment Conversion Shares Date; provided, however, that the Initial Company Pre-Installment Conversion Price shall not be less than the Conversion Floor Price.

(mm)         "Initial Registration Statement" shall have the meaning ascribed to such term in the Registration Rights Agreement.

(nn)         "Installment Amount" means with respect to each Installment Date, an amount equal to the sum of the (i) lesser of (A)[●]2 and (B) the Principal outstanding on such Installment Date, (ii) any Deferral Amount deferred pursuant to Section 8(d) and included in such Installment Amount, (iii) any Accelerated Amount accelerated pursuant to Section 8(e) and included in such Installment Amount, (iv) accrued and unpaid Interest with respect to such Principal (including, without limitation, any applicable Deferral Amount(s) and/or Accelerated Amount(s)) and (v) accrued and unpaid Late Charges, if any, with respect to such Principal and Interest, as any such Installment Amount for each Holder may be reduced pursuant to the terms hereof, whether upon conversion, redemption or otherwise. In the event the Holder shall sell or otherwise transfer or assign any portion of this Note, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder.

2 Insert 1/32nd of the Holder's Original Principal Amount.

(oo)         "Installment Balance Conversion Shares" means, for any Installment Date, a number of shares of Common Stock equal to (i) the Post-Installment Conversion Shares for such date minus (ii) the amount of any Pre-Installment Conversion Shares delivered in respect of the applicable Installment Date; provided, that in the event that the amount of Pre-Installment Conversion Shares exceeds the Post-Installment Conversion Shares for such date (such excess, the "Installment Conversion Shares Excess"), the Installment Conversion Shares Excess shall reduce the number of Pre-Installment Conversion Shares payable on the next Initial Pre-Installment Conversion Shares Date or Additional Pre-Installment Conversion Shares Date, if any.

(pp)         "Installment Balance Floor Conversion Shares" means, for any Installment Date, a number of shares of Common Stock equal to (i) the Post-Installment Floor Conversion Shares for such date minus (ii) the amount of any Pre-Installment Floor Conversion Shares that would have been delivered in respect of the applicable Installment Date if there were no Conversion Floor Price; provided, that in the event that the amount of Pre-Installment Floor Conversion Shares exceeds the Post-Installment Floor Conversion Shares for such date, the Installment Balance Floor Conversion Shares shall equal the number of Installment Balance Conversion Shares delivered to the Holder on the related Installment Date.

(qq)         "Installment Date" means July 29, 2016 and the last Business Day of every calendar month thereafter through and including the Maturity Date.

(rr)         "Interest Rate" means 8.00% per annum, subject to adjustment as set forth in Section 2.

(ss)        "Lead Investor" means Hudson Bay Master Fund Ltd.

(tt)         "Master Restricted Account" means, solely with respect to the Holder, account number [●] at Bank of Hawaii, or such other account as may be directed by the Holder, from time to time, subject to the Master Control Account Agreement in favor of the Holder.

(uu)       "Material Adverse Effect" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(vv)       "NASDAQ Principal Amount of Note" means the principal amount of this Note determined by multiplying the Equity Conditions Conversion Price in effect as of the applicable date of determination by the number of shares of Common Stock equal to the Holder's Exchange Cap Allocation.

(ww)      "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(xx)        "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common capital stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(yy)         "Permitted Indebtedness" means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of 8.00% per annum, (iv) Indebtedness secured by Permitted Liens described in clauses (iv) of the definition of Permitted Liens, (v) Permitted Senior Indebtedness and (vi) letters of credit provided to vendors, customers or surety companies in the ordinary course of business in connection with purchase orders, construction projects or warranty obligations.

(zz)         "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ix), (ix) Liens securing Permitted Senior Indebtedness as in effect on the Subscription Date, (x) Liens as may be consented to from time to time in writing by the Required Holders and (xi) Liens securing this Note and the Other Notes.

(aaa)        "Permitted Senior Indebtedness" means Indebtedness incurred pursuant to the Permitted Senior Loan Agreement, as such Indebtedness may be refinanced, replaced, amended or extended from time to time; provided, however, that such Indebtedness shall not be amended to become Indebtedness of the Company that is, directly or indirectly, convertible or exercisable into, or exchangeable for, shares of Common Stock or Common Stock Equivalents.

(bbb)        "Permitted Senior Loan Agreement" means that certain Amended and Restated Loan and Security Agreement dated as of March 30, 2016, by and between the Company, certain of the Company's Subsidiaries and the Permitted Senior Lender, as such may be amended from time to time and as such Permitted Senior Loan Agreement may be refinanced, replaced, amended or extended from time to time.

(ccc)        "Permitted Senior Lender" means Solar Solutions and Distribution, LLC, any transferee or assignee thereof or any other lender in any permitted refinancing or replacement of the Permitted Senior Indebtedness.

(ddd)        "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(eee)        "Post Installment Conversion Shares" means, for any Installment Date and without taking into account the delivery of any Pre-Installment Conversion Shares, that number of shares of Common Stock equal to the applicable Company Conversion Amount (including, without limitation, the addition of any Deferral Amounts and/or Accelerated Amounts to such Company Conversion Amount in accordance with Section 8(d) and/or Section 8(e), respectively, on such Installment Date) divided by the Company Conversion Price as in effect on the applicable Installment Date, rounded up to the nearest whole share of Common Stock.

(fff)        "Post-Installment Floor Conversion Shares" means, for any Installment Date and without taking into account the number of Pre-Installment Floor Conversion Shares, that number of shares of Common Stock equal to the applicable Company Conversion Amount (including, without limitation, the addition of any Deferral Amounts and/or Accelerated Amounts to such Company Conversion Amount in accordance with Section 8(d) and/or Section 8(e), respectively, on such Installment Date) divided by the Company Conversion Price but determined without giving effect to the proviso of such definition, as of the applicable Installment Date, rounded up to the nearest whole share of Common Stock.

(ggg)        "Pre-Delivery Market Price" means 85% of the five (5) lowest daily Weighted Average Prices of the Common Stock during the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable date of determination. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such period.

(hhh)        "Pre-Installment Floor Conversion Shares" means, for any Installment Date, that number of shares of Common Stock equal to the applicable Company Conversion Amount (including, without limitation, the addition of any Deferral Amounts and/or Accelerated Amounts to such Company Conversion Amount in accordance with Section 8(d) and/or Section 8(e), respectively, on such Installment Date) divided by the Initial Company Pre-Installment Conversion Price but determined without giving effect to the proviso of such definition, as of the applicable Installment Notice Date, rounded up to the nearest whole share of Common Stock.

(iii)          "Principal Market" means The NASDAQ Capital Market.

(jjj)          "Public Information Failure" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(kkk)       "Redemption Dates" means, collectively, the Event of Default Redemption Dates, the Change of Control Redemption Dates, the Installment Dates and the Company Optional Redemption Dates, each of the foregoing, individually, a Redemption Date.

(lll)         "Redemption Notices" means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices, the Company Installment Notices and the Company Optional Redemption Notices, each of the foregoing, individually, a Redemption Notice.

(mmm)   "Redemption Prices" means, collectively, the Event of Default Redemption Price, the Change of Control Redemption Price, the Company Installment Redemption Price and the Company Optional Redemption Price, each of the foregoing, individually, a Redemption Price.

(nnn)     "Registered Principal Amount of Note" means the principal amount of this Note determined by multiplying the Equity Conditions Conversion Price in effect as of the applicable date of determination by the number of shares of Common Stock equal to the Registrable Securities registered for resale by the Holder pursuant to the Initial Registration Statement declared effective by the SEC.

(ooo)     "Registrable Securities" shall have the meaning ascribed to such term in the Registration Rights Agreement.

(ppp)     "Registration Rights Agreement" means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the Purchasers relating to, among other things, the registration of the resale of the shares of Common Stock issuable upon conversion of this Note and the Other Notes and exercise of the Warrants.

(qqq)     "Registration Statement" shall have the meaning ascribed to such term in the Registration Rights Agreement.

(rrr)        "Related Fund" means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(sss)        "Required Holders" means the holders of Notes representing at least fifty-five (55%) of the aggregate Principal amount of the Notes then outstanding and shall include the Lead Investor so long as the Lead Investor and/or any of its Affiliates collectively hold at least five percent (5%) of the Notes.

(ttt)          "Restricted Principal" means, as of any given date, the cash amounts held in the Master Restricted Account of the Holder.

(uuu)       "Rule 144" means Rule 144 promulgated under the 1933 Act or any successor rule thereto.

(vvv)       "SEC" means the United States Securities and Exchange Commission.

(www)     "Securities Purchase Agreement" means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the Purchasers pursuant to which the Company issued the Notes and Warrants.

(xxx)         "Shareholder Approval" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(yyy)       "Shareholder Meeting Deadline" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(zzz)         "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(aaaa)      "Subscription Date" means April 1, 2016.

(bbbb)     "Subsidiary" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(cccc)      "Successor Entity" means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(dddd)     "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(eeee)      "Transaction Document" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(ffff)      "Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(gggg)      "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 26 with the term "Weighted Average Price" being substituted for the term "Conversion Price". All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Real Goods Solar, Inc.

By:
Name:
Title:

EXHIBIT I

REAL GOODS SOLAR, inc.

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the "Note") issued to the undersigned by Real Goods Solar, Inc., a Colorado corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted:
Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:
Please confirm the following information:
Conversion Price:
Please check the following box if the Conversion Price is being determined by:
Event of Default Conversion Price: ☐
Number of shares of Common Stock to be issued:
☐ Check here if all or any portion of the aggregate Principal being converted includes any Restricted Principal.
Amount of Restricted Principal:
☐ Check here if the shares of Common Stock to be issued in connection with this Conversion Notice are being sold contemporaneously herewith by the Holder.
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number and Electronic Mail:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)
Installment Amounts to be reduced and amount of reduction:
Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:
☐ Check here if requesting delivery as a certificate to the following name and to the following address
Issue to:

Facsimile Number and Electronic Mail:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:
DTC Participant:
DTC Number:
Broker Telephone #:
Account Number:
Transaction Code Number:

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Computershare Trust Company, N.A. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated April 1, 2016 from the Company and acknowledged and agreed to by Computershare Trust Company, N.A.

Real Goods Solar, Inc.

By:
Name:
Title: